UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 7, 2015

Date of Report (date of earliest event reported)

MODEL N, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35840	77-0528806
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1600 Seaport Boulevard, Suite 400

Pacific Shores Center – Building 6 South

Redwood City, California 94063

(Address of principal executive offices) (Zip Code)

(650) 610-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 11, 2015, Model N, Inc. issued a press release announcing its financial results for the second quarter fiscal year 2015, which ended March 31, 2015. A copy of the press release is attached as Exhibit 99.01 to this current report on Form 8-K and is incorporated by reference herein.

The information contained in this Item 2.02 of this current report on Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On May 7, 2015, Sarah Friar provided notice to Model N of her intention to resign from our board of directors, effective May 31, 2015. Ms. Friar’s decision to resign was not due to any disagreements with management.

(d) Effective May 7, 2015, our board of directors elected Alan Henricks to serve as a Class II director whose current term will expire at our 2018 annual meeting of stockholders. Mr. Henricks will also serve as a member of the Audit Committee of our board of directors. There are no arrangements or understanding between Mr. Henricks and any other persons pursuant to which Mr. Henricks was named as a director.

In connection with his service as a director, Mr. Henricks will be granted an initial award of restricted stock units having a value of $150,000 as an initial director equity package, which award shall vest over three years in three equal annual increments with the first one-third becoming vested on May 15, 2016. Mr. Henricks will also be granted additional awards of restricted stock units having a value of $25,000 as a retainer and $8,333 for serving on the Audit Committee, in each case, for the period beginning May 7, 2015 and ending at our 2016 annual meeting of stockholders.

In connection with his election, we will enter into our standard form of director Indemnity Agreement with Mr. Henricks. Pursuant to this agreement, subject to the exceptions and limitations provided therein, we will agree to hold harmless and indemnify Mr. Henricks to the fullest extent authorized by our certificate of incorporation, bylaws and Delaware law, and against any and all expenses, judgments, fines and settlement amounts actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding arising out of his services as a director. The foregoing description is qualified in its entirety by the full text of the form of Indemnity Agreement, which was filed as Exhibit 10.01 to our Form S-1 Registration Statement filed on March 12, 2013 and which exhibit is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Description

99.01	Press Release entitled “Model N Announces Second Quarter Fiscal Year 2015 Financial Results,” dated May 11, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODEL N, INC.

Date: May 11, 2015	By:	/s/ Mark Tisdel
Mark Tisdel
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.01	Press Release entitled “Model N Announces Second Quarter Fiscal Year 2015 Financial Results,” dated May 11, 2015.